SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 19, 2008
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 19, 2008, Collective Brands, Inc. (the “Company”) and Matthew E. Rubel executed an amendment to his employment agreement and change of control agreement. The employment agreement was amended to (i) provide a fixed payment in lieu of annual and long-term cash incentives upon a termination without cause or for Good Reason, (ii) add a materiality factor to the definition of Good Reason and to specify a 90 day notice requirement with a 30 day opportunity to cure, (iii) restructure severance payments so that they are made in lump sum, (iv) add a fixed date for execution of the Company’s form of release agreement (within 55 days following the date of termination) after which cash severance is paid and (v) specify certain rules that may apply to compensation deemed to be “deferred compensation” in order to comply with 409A. Similarly, the change of control agreement was amended to (i) provide a fixed payment in lieu of annual and long-term cash incentives otherwise payable in the event of a potential change of control where termination occurs, (ii) amend the definition of Good Reason consistent with the amendments to Mr. Rubel’s employment agreement as well as to add certain rules that may apply to compensation deemed to be “deferred compensation” in order to comply with 409A and (iii) clarify the ordering issues of the potential cutback referenced under the Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the respective agreements. The foregoing descriptions of the amendments to Mr. Rubel’s employment and change of control agreements do not purport to be complete and are qualified in their entirety by reference to the agreements filed as Exhibits 10.1 and 10.2, respectively.
Company also entered into amended employment agreements and change of control agreements with Douglas Treff, Darrel Pavelka, Michael Massey and Betty Click and an amended employment with Douglas Boessen. The employment agreements were amended to (i) specify that the special COBRA reimbursement payment due to the executives upon a termination without cause will be paid within the short-term deferral rules of 409A (ii) specify that the form of mutual release required under the agreement for severance payments be executed within fifty-five (55) days following the date of Executive’s termination of employment and (iii) specify certain rules that may apply to compensation deemed to be “deferred compensation” in order to comply with 409A. The change of control agreements were amended to (i) provide a fixed payment in lieu of annual and long-term cash incentives otherwise payable in the event of a Potential Change of Control where termination occurs, (ii) amend the definition of Good Reason consistent with the amendments to the Executives’ employment agreements as well as to add certain rules that may apply to compensation deemed to be “deferred compensation” in order to comply with 409A and (iii) clarify the ordering issues of the potential cutback referenced under the Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the respective agreements. Additionally, the foregoing descriptions of the amendments to the forms of employment and change of control agreements do not purport to be complete and are qualified in their entirety by reference to the agreements filed as Exhibits 10.3 and 10.4, respectively.
An amendment to the employment agreement entered into with the Chief Executive Officer and President of Payless ShoeSource, Inc., LuAnn Via, was also entered into which includes in the Good Reason provision a materiality factor and a 90 day notice provision with a 30 day period to cure. In addition, the agreement was amended to (i) specify that the special COBRA reimbursement payment due to Ms. Via upon a termination without cause will be paid within the short-term deferral rules of 409A, (ii) specify that the form of mutual release required under the agreement for severance payments be executed within fifty-five (55) days following the date of Ms. Via’s termination of employment and (iii) specify certain rules that may apply to compensation deemed to be “deferred compensation” in order to comply with 409A. Capitalized terms not defined herein shall have the meaning ascribed to them in the Ms. Via’s employment agreement. Additionally, the foregoing description of the amendments to Ms. Via’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the agreement filed as Exhibits 10.5.
The Company has also entered into a change of control agreement with Mr. Douglas G. Boessen effective December 30, 2008 (the “Change of Control Agreement”).  Mr. Boessen’s Change of Control Agreement specifies that he is entitled to benefits if he is terminated for other than cause, death, or disability or if he terminates for Good Reason within three years of a Change of Control occurring. A termination by Mr. Boessen within 30 days after the first anniversary of a Change of Control will be deemed a termination for Good Reason. In addition, the agreement requires 90 days notice of a Good Reason termination with a 30 day cure period. Under the agreement, a Change of Control would include any of the following events: (i) any “person,” as defined in the Exchange Act, acquires 20% or more of the Company’s common stock or voting securities; (ii) a majority of the Company’s Directors are replaced and not approved by the Incumbent Board; (iii) consummation of certain mergers or a sale of all or substantially all of the Company’s assets; or (iv) stockholders approve a liquidation of the Company. Upon a covered termination of employment, the agreement provides a lump sum payment equal to the aggregate of (i) three times the sum of (x) base salary at termination or, if greater, base salary immediately prior to the change of control plus (y) highest bonus in previous three years or the bonus paid in the most recently completed fiscal year following a Change of Control and (ii) a cash payment for cancellation of stock options or stock appreciation rights.
The Change of Control Agreement also provides that Mr. Boessen shall receive (i) three years of continued participation (or such longer period as is provided in such plan) in the Company’s welfare benefit plans plus any benefit he would receive with an additional five years of age and service under the Company’s post retirement programs; (ii) unreduced benefits under the Company’s Supplementary Retirement Plan if he is between 50 and 55 and is terminated within five years of a Change of Control other than for Cause or he terminates his employment for Good Reason; and (iii) outplacement benefits. The agreements also provide a “tax gross-up” payment if such payment would result in Mr. Boessen receiving at least 110 percent of the safe harbor amount and, in the event that any payment does not meet the 110 percent threshold, the payments are reduced so that no excise tax is imposed and specifies the ordering issues of the potential cutback referenced under the Agreement.
In addition, under Mr. Boessen’s agreement with the Company, in the event of a Change of Control, (i) amounts deferred under the Company’s deferred compensation plan will be distributed in a lump sum cash payment subject to certain distribution time limits under Section 409A of the Internal Revenue Code; (ii) all options and stock appreciation rights outstanding on that date will become immediately and fully exercisable; (iii) all restrictions on any restricted or phantom stock units will lapse and such shares and units will become fully vested; and (iv) any performance units will be earned and become fully payable. Capitalized terms not defined herein shall have the meaning ascribed to them in Change of Control Agreement. The foregoing description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement filed as Exhibits 10.6.
Item 9.01 Financial Statements and Exhibits.
     Exhibits.

EXHIBIT #	DESCIPTION

10.1	Amended and Restated Employment Agreement between the Company and Matthew E. Rubel dated December 19, 2008

10.2	Amended and Restated Change of Control Agreement between the Company and Matthew E. Rubel dated December 19, 2008

10.3	Amendment to Form of Employment Agreement for Douglas Treff, Darrel Pavelka, Michael Massey, Douglas G. Boessen and Betty Click

10.4	Amendment to Form of Change of Control Agreement Douglas Treff, Darrel Pavelka, Michael Massey and Betty Click

10.5	Amendment 1 to Employment Agreement effective as of December 19, 2008 between Payless ShoeSource, Inc., and LuAnn Via

10.6	Change of Control Agreement for Douglas G. Boessen effective as of December 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: December 20, 2008	By:	/s/ Douglas J. Treff
Douglas J. Treff
Executive Senior Vice President and Chief Administrative Officer

EXHIBIT INDEX

EXHIBIT #	DESCIPTION

10.1	Amended and Restated Employment Agreement between the Company and Matthew E. Rubel dated December 19, 2008

10.2	Amended and Restated Change of Control Agreement between the Company and Matthew E. Rubel dated December 19, 2008

10.3	Amendment to Form of Employment Agreement for Douglas Treff, Darrel Pavelka, Michael Massey, Douglas G. Boessen and Betty Click

10.4	Amendment to Form of Change of Control Agreement Douglas Treff, Darrel Pavelka, Michael Massey and Betty Click

10.5	Amendment 1 to Employment Agreement effective as of December 19, 2008 between Payless ShoeSource, Inc., and LuAnn Via

10.6	Change of Control Agreement for Douglas G. Boessen effective as of December 30, 2008